UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As a result of SunPower Corporation's (the “Company”) continued cost reduction progress at its Fab 2 and its joint venture Fab 3 manufacturing facilities, on April 13, 2012, the Company's Board of Directors approved a restructuring plan to consolidate the Company's Philippine manufacturing operations into Fab 2 and begin repurposing Fab 1 in the second quarter of 2012. In connection with this plan, which is expected to be completed within the next 12 months, SunPower expects to record restructuring charges totaling $51 million to $69 million, primarily composed of non-cash asset impairment charges of $40 million to $54 million, and other cash-based associated costs of $11 million to $15 million, for the closure of Fab 1. Of the total restructuring charges of $51 million to $69 million, $47 million to $63 million will likely be recorded in the second quarter of fiscal 2012 and the remainder in ensuing quarters.

Item 2.06.	Material Impairments.

Item 2.05 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: April 16, 2012	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer